Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 31, 2004, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-112645) and related Prospectus of SiRF Technology Holdings, Inc. for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP

San Jose, California

March 15, 2004